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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  June 30, 1997
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                      HAYES WHEELS INTERNATIONAL, INC.
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Delaware                               1-11592                  13-3384636
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(State or Other Jurisdiction         (Commission               (IRS Employer
of Incorporation)                    File Number)         Identification Number)


38481 Huron River Drive, Romulus, Michigan                        48174
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(Address of principal executive offices)                        (Zip Code)


Registrant's Telephone number, including area code     (313) 941-2000
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                                THE ACQUISITION

       On June 30, 1997, Hayes Wheels International, Inc. (the "Company") consummated its previously announced acquisition (the "Lemmerz Acquisition") of Lemmerz Holding GmbH, a limited liability company organized under the laws of the Federal Republic of Germany ("Lemmerz"), pursuant to an acquisition agreement among the Company, Cromodora S.p.A., Lemmerz and the shareholders of Lemmerz (the "Acquisition Agreement"). Pursuant to the Acquisition Agreement, the Company acquired the capital stock of Lemmerz for (i) $200 million in cash and (ii) 5 million shares of Series A Convertible Participating Preferred Stock of the Company, which following stockholder approval, will automatically convert into five million shares of the Company's Common Stock. The cash portion of the consideration, the refinancing of existing Lemmerz debt and the fees and expenses of the Lemmerz Acquisition were financed with proceeds (i) under the Company's Amended and Restated Credit Agreement dated as of June 30, 1997 among the Company, the Managing Agents (as defined therein) and the Lenders thereto (the "Amended Credit Agreement") and (ii) from the sale of $250 million aggregate principal amount of 9 1/8% Senior Subordinated Notes of Hayes due 2007 (the "New Notes").

       Pursuant to the Acquisition Agreement, and effective upon consummation of the Lemmerz Acquisition, the Company's Board of Directors was increased to 11 members and Horst Kukwa-Lemmerz, a shareholder and managing director of Lemmerz, and Wienand Meilicke were elected to the Company's Board, as designees of the Lemmerz shareholders, for terms expiring at the Company's Annual Meeting of Stockholders in 1997 and 1999, respectively. Mr. Kukwa-Lemmerz was also elected (i) Vice Chairman of the Company's Board of Directors, (ii) a member of its Executive Committee and a nonvoting member of its Compensation Committee and (iii) Chairman of the Board of the Company's subsidiary, Hayes Wheels (Europe) Ltd.

       In connection with the Acquisition Agreement, the Company entered into consulting agreements (the "Consulting Agreements") with Mr. Kukwa-Lemmerz and an affiliate of Mr. Kukwa-Lemmerz pursuant to which, among other things, (i) Mr. Kukwa-Lemmerz retired from all positions held with Lemmerz and its subsidiaries, (ii) the Company will pay to Mr. Kukwa-Lemmerz and his affiliate an aggregate of $500,000 annually during the five-year period for which consulting services are provided and (iii) the Company granted Mr. Kukwa-Lemmerz and his affiliate options to purchase an aggregate of 250,000 shares of the Company's Common Stock at an exercise price of $16 per share, which options will become exercisable at the rate of 20% annually on June 30, 1998 and each June 30th thereafter during the term of the Consulting Agreements.

       In connection with the Lemmerz Acquisition, the Company, JLL Fund II, L.P. ("JLL"), TSG Capital Fund II, L.L.P ("TSG"), CIBC WG Argosy Merchant Fund 2, L.L.C., Nomura Holding America, Inc. and Chase Equity Associates, which collectively owned in excess of 70% of the outstanding shares of the Company's Common Stock prior to the Lemmerz Acquisition (together, the "Investors"), and the shareholders of Lemmerz have entered into an amended and restated stockholders agreement (the "Amended and Restated Stockholders Agreement") which provides that certain of the Investors and all of the shareholders of Lemmerz will vote their shares of Company Common Stock so that the Board of Directors of the Company will be comprised of eleven directors, consisting of the Chief Executive Officer of the Company (currently, Mr. Cucuz), four designees of JLL (currently, Messrs. Clark, Joseph, Levy and Ying (see Item 5 below)), one designee of TSG (currently, Mr. Christophe), two designees of the shareholders of Lemmerz (currently Messrs.



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Kukwa-Lemmerz and Meilicke) and three other individuals determined by the Board
(currently, Messrs. Heyer and Rodewig and one vacancy). The Amended and Restated Stockholders Agreement also provides, among other things, for certain transfer restrictions and registration rights for the stockholder parties thereto.

       Copies of the Acquisition Agreement and the Consulting Agreements have been filed as exhibits to the Company's Current Report on Form 8-K dated June 6, 1997 and the Amended and Restated Stockholders Agreement and the Company's Press Release dated June 30, 1997 relating to the consummation of the Lemmerz Acquisition are being filed as exhibits to this Report. Each of such documents is incorporated herein by reference. The foregoing descriptions are qualified in their entirety by reference to such exhibits.


                                 THE FINANCING

Amended Credit Agreement

       In connection with the Lemmerz Acquisition, the Company entered into the Amended Credit Agreement pursuant to which a syndicate of lenders has agreed to lend to the Company up to $470.5 million in the form of a senior secured term loan facility, such aggregate amount to be allocated among (i) a Tranche A-1 Term Loan Facility in an aggregate principal amount of up to $173.0 million (the "Tranche A-1 Facility"), (ii) a Tranche A-2 Term Loan Facility in an aggregate principal amount of up to $100 million (the "Tranche A-2 Facility"),
(iii) a Tranche B Term Loan Facility in an aggregate principal amount of up to $109.0 million (the "Tranche B Facility") and (iv) a Tranche C Term Loan Facility in an aggregate principal amount of up to $88.5 million (the "Tranche C Facility") (collectively, the "Term Loan Facilities"), and up to $270 million in the form of a senior secured revolving credit facility (the "Revolving Credit Facility," and, together with the Term Loan Facilities, the "Loans").

       Use of Proceeds Maturities. The Tranche A-2 Facility was made available to the Company and its subsidiaries upon the consummation of the Lemmerz Acquisition (the "Effective Time") to finance the repayment of certain indebtedness. At the Effective Time, the Tranche A-1, B and C Term Loan Facilities constituted continuations of the term loan facilities provided for in the existing Credit Agreement. The Revolving Credit Facility was also made available at the Effective Time (including through the making of revolving loans and the issuance of letters of credit) for general corporate purposes of the Company and its subsidiaries. The Term Loan Facilities have maturity schedules as follows: (i) the Tranche A-1 and A-2 Facilities will mature on the sixth anniversary of the Effective Time, and will amortize in quarterly installments; (ii) the Tranche B Facility will mature on the seventh anniversary of the Effective Time, and will amortize in quarterly installments; and (iii) the Tranche C Facility will mature on the eighth anniversary of the Effective Time, and will amortize in quarterly installments. The Revolving Credit Facility will mature on the sixth anniversary of the Effective Time.
The Amended Credit Agreement requires the Company to reduce the amount outstanding under the Revolving Credit Facility to a level to be agreed upon during a period to be agreed upon each year.

       Prepayments; Reduction of Commitments. Loans under the Term Loan Facilities are required to be prepaid with (i) 75% of excess cash flow, (ii) 100% of the net cash proceeds of all non-





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ordinary-course asset sales or other dispositions of property by the Company and its subsidiaries (including insurance and condemnation proceeds), subject to limited exceptions, and (iii) 100% of the net proceeds of issuances of debt obligations of the Company and its subsidiaries, subject to limited exceptions. Such mandatory prepayments and commitment reductions are first allocated pro rata among the Term Loan Facilities and second to commitments under the Revolving Credit Facility. Within the Term Loan Facilities, such prepayments are applied pro rata to the remaining amortization payments under each such facility.

       Voluntary prepayments are permitted, in whole or in part, at the option of the Company, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders' redeployment costs in the case of prepayment of eurocurrency borrowings ("Eurocurrency Loans") other than on the last day of the relevant interest period. All voluntary prepayments under the Term Loan Facilities are allocated pro rata among the Term Loan Facilities and, within each such Term Loan Facility, applied pro rata to the remaining amortization payment under such Term Loan Facility.

       Interest. The interest rates under the Loans are, at the option of the Company, based upon either an adjusted eurocurrency rate (the "Eurocurrency Rate") or the rate which is equal to the highest of CIBC's prime rate, the federal funds rate plus 1/2 of 1% and the base certificate of deposit rate plus 1 % ("ABR") in each case plus an applicable margin based on the leverage ratio from time to time in effect. The applicable margin for ABR Loans ranges from 0% to 1.25%. For Revolving Credit and Tranche A-1 and A-2 Eurocurrency Loans the applicable margin is from 0.75% to 2.25%. For Tranche B Eurocurrency Loans the applicable margin is from 2.25% to 2.75% and for Tranche C Loans the margin is from 2.50% to 3.00%. Following the first anniversary of the Effective Time, the spreads above the Adjusted LIBOR and ABR set forth above will decrease in increments to be agreed upon if the Company satisfies performance tests to be agreed upon provided that no event of default under the Amended Credit Agreement exists.

       The Company may elect interest periods of 1, 2, 3 or 6 months for Eurocurrency Loans. Calculation of interest is computed on the basis of actual number of days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest is payable at the end of each interest period and, in any event, at least every 3 months.

       Collateral and Guarantees. The Loans are guaranteed by the Company and all of its existing and future domestic subsidiaries. The Loans are secured by a first priority lien in substantially all of the properties and assets of the Company and its respective domestic subsidiaries, now owned or acquired later, including a pledge of all of the shares of the Company's respective existing and future domestic subsidiaries and 65% of the shares of certain of the Company's existing and future foreign subsidiaries.

       Covenants. The Amended Credit Agreement contains covenants restricting the ability of the Company and its subsidiaries to, among others (i) declare dividends or redeem or repurchase capital stock, (ii) prepay, redeem or purchase debt, (iii) incur liens and engage in sale-leaseback transactions,
(iv) make loans and investments, (v) issue more debt, (vi) amend or otherwise alter debt and other material agreements, (vii) make capital expenditures,
(viii) engage in mergers, acquisitions and asset sales, (ix) engage in transactions with affiliates and (x) alter the business it conducts. The Company must also make certain customary indemnifications of the Managing Agents and their respective agents





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and will also be required to comply with financial covenants with respect to
(i) a maximum leverage ratio, (ii) a minimum interest coverage ratio and (iii) a minimum fixed charge coverage ratio. The Company is also required to make certain customary affirmative covenants.

       Events of Default. Events of default under the Amended Credit Agreement include but are not limited to (i) the Company's failure to pay principal or interest when due, (ii) the Company's material breach of any covenant, representation or warranty contained in the loan documents, (iii) customary cross-default provisions, (iv) events of bankruptcy, insolvency or dissolution of the Company or its subsidiaries, (v) the levy of certain judgments against the Company, its subsidiaries or their assets, (vi) certain adverse events under ERISA plans of the Company or its subsidiaries, (vii) the actual or asserted invalidity of security documents or guarantees of the Company or its subsidiaries and (viii) a change of control of the Company.

New Notes

       In connection with the Lemmerz Acquisition, the Company issued the New Notes, comprising $250 million aggregate principal amount of 9 1/8% Senior Subordinated Notes due 2007, in a transaction which was exempt from registration under the Securities Act of 1933 in reliance on Rule 144A and Regulation S promulgated thereunder. The New Notes are general unsecured obligations of the Company, subordinated in right of payment to senior indebtedness of the Company, pari passu with an aggregate of $250 million of the Company's 11% Senior Subordinated Indebtedness due 2006 and senior in right of payment to any current or future subordinated indebtedness of the Company. The New Notes are unconditionally guaranteed, on a senior subordinated basis, as to the payment of principal, premium, if any, and interest, jointly and severally by the Company's material domestic subsidiaries. Interest on the New Notes is payable in arrears on January 15 and July 15 commencing January 15, 1998.

       The Indenture governing the New Notes (the "New Notes Indenture") limits, among other things: (i) the incurrence of additional domestic and foreign indebtedness, with certain exceptions; (ii) the making of any Restricted Payment (as defined in the New Notes Indenture); (iii) the incurrence of other senior subordinated debt; (iv) the creation of certain liens;(v) entering into certain transactions with affiliates; (vi) the creation of subsidiaries; (vii) the sale of assets; (viii) the issuance of common stock of subsidiaries; and (ix) the merger, consolidation or sale of substantially all of the assets of the Company. The New Notes Indenture also provides that a holder of the New Notes may, under certain circumstances, have the right to require that the Company repurchase such holder's New Notes upon a change of control of the Company.

       The New Notes mature on July 15, 2007 and may not be redeemed prior to July 15, 2002; provided, however, that the Company may, at any time and from time to time prior to July 15, 2000, redeem up to 35% of the aggregate principal amount of the New Notes at a price equal to 109.125% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the date of redemption, with the Net Cash Proceeds (as defined in the New Notes Indenture) of one or more Equity Offerings (as defined in the New Notes Indenture) where the proceeds to the Company of any such Equity Offering are at least $35.0 million, provided that at least $162.5 million aggregate principal amount of the New Notes remain outstanding. On or after July 15, 2002, the Company may, at its option, redeem the New Notes in whole or in part, on at least 30 days' notice but not





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more than 60 days' notice to each holder of the New Notes, at the prices during the twelve-month periods set forth below, together with accrued and unpaid interest to the redemption date:


               Twelve-Month Period
               Commencing July 15 of                            Percentage
               ---------------------                            ----------
               2002                                             104.563%

               2003                                             103.042

               2004                                             101.521

               2005 and thereafter                              100.000


         Pursuant to an Exchange Offer Registration Rights Agreement, the Company has agreed to use its best efforts to file and have declared effective an Exchange Offer Registration Statement with respect to an offer to exchange the New Notes for notes of the Company with terms substantially identical to the New Notes. The Company is also obligated to consummate such exchange offer on or prior to November 28, 1997.

         Copies of the Amended Credit Agreement and the New Notes Indenture are being filed as exhibits to this Report. The foregoing descriptions are qualified in their entirety by reference to such exhibits.

Item 5.  Other Events

         On June 27, 1997, the Company's Board of Directors elected David Ying, a general partner of JLL, to fill a vacancy on the Board. Mr. Ying's term will expire at the Company's 1998 Annual Meeting of Stockholders.





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

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statement of Business to be Acquired:

              Audited Consolidated Financial Statements of Lemmerz Holding GmbH and Subsidiaries for the Two-Year Period Ended December 31, 1996 and the notes thereto (Incorporated by reference from the Company's Current Report on Form 8-K dated June 6, 1997).

              Unaudited Interim Consolidated Financial Statements of Lemmerz Holding GmbH and Subsidiaries for the Three-Month Period Ended March 31, 1997 and the notes thereto (Incorporated by reference from the Company's Current Report on Form 8-K dated June 20,
              1997).

         (b)  Pro Forma Financial Information:

              Unaudited Pro Forma Financial Statements for the Year Ended January 31, 1997 and the notes thereto (Incorporated by reference from the Company's Current Report on Form 8-K dated June 6,
              1997).

              Unaudited Pro Forma Financial Statements for the Three-Month Period Ended April 30, 1997 and the notes thereto (Incorporated by reference from the Company's Current Report on Form 8-K dated June 20, 1997).

         (c)  Exhibits

                   (4.1) Indenture, dated as of June 30, 1997, among the Company, as Issuer, certain subsidiaries of the Company, as Guarantors, and The Bank of New
                            York, a New York banking corporation, as Trustee.
                   (4.2) Certificate of Designations of Series A Convertible Participating Preferred Stock of the Company.
                  (10.1) Amended and Restated Stockholders Agreement, dated as of June 30, 1997, among the Company, Joseph Littlejohn & Levy Fund II, L.P., Chase Equity Associates, CIBC WG Argosy Merchant Fund 2,
                            L.L.C., Nomura Holding America, Inc., TSG Capital Fund II, L.P. and the Shareholders of Lemmerz Holding GmbH.
                  (10.2) Amended and Restated Credit Agreement, dated as of June 30, 1997, among the Company, as Borrower, the several banks and other financial institutions from time to time Parties thereto, as Lenders, Canadian Imperial Bank of Commerce, as Administrative Agent for the Lenders, Merrill Lynch Capital Corporation, as Documentation Agent for the Lenders and Dresdner Bank A.G., as European Swing Line Administrator.
                  (99)      Press Release of the Company dated June 30, 1997.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Hayes Wheels International, Inc.



Date:  July 7, 1997                           By:  /s/ William D. Shovers
                                                   ----------------------------
                                                       William D. Shovers
                                                       Vice President - Finance




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